UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________

SCHEDULE 14A

_____________________

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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CREATIVE REALITIES, INC.
(Name of Registrant as Specified In Its Charter)

_____________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CREATIVE REALITIES, INC.

13100 Magisterial Drive, Suite 100
Louisville, KY 40223

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To Be Held on July 10, 2020

TO THE SHAREHOLDERS OF CREATIVE REALITIES, INC.:

Please take notice that a special meeting of shareholders of Creative Realities, Inc. will be held, pursuant to due call by the Board of Directors, on Friday, July 10, 2020, at 9:00 A.M. (Eastern Daylight Time) at 13050 Magisterial Drive, Suite 102, Louisville, Kentucky 40223, or at any adjournment or adjournments thereof, for the purpose of considering and taking appropriate action to approve the Company’s 2014 Stock Incentive Plan, as amended.

Pursuant to due action of the Board of Directors, shareholders of record on June 8, 2020 will be entitled to vote at the meeting or any adjournments thereof.

The proxy statement for the annual meeting, which is included with this Notice, is also available to you on the Internet. We encourage you to review all of the important information contained in the proxy materials before voting. To view the proxy statement on the Internet, visit www.investorvote.com/CREX.

By order of the Board of Directors:
/s/ Rick Mills
Chief Executive Officer and Director

Approximate date of mailing of proxy materials: June 15, 2020

Exhibits:

Exhibit A — Marked copy of 2014 Stock Incentive Plan (to show proposed amendments)

Important Note:    A proxy card for voting at the special meeting is also enclosed with this proxy statement. Your vote is important. Please timely complete, execute and mail the enclosed proxy card and certification

i

PROXY STATEMENT
OF
CREATIVE REALITIES, INC.

For a Special Meeting of Shareholders
to be held on July 10, 2020

This proxy statement is being furnished by Creative Realities, Inc., a Minnesota corporation, in connection with the solicitation by the Company of proxies for the purposes described in this proxy statement at a special meeting of shareholders to be held on Friday, July 10, 2020, and at any and all adjournments or postponements thereof. This proxy statement and the accompanying proxy card are expected to be mailed to Company shareholders on or about June 15, 2020. Throughout this proxy statement, the terms “the Company,” “Creative Realities,” “we,” “our,” and “us” refer to Creative Realities, Inc.

The special meeting will be held at the offices of the Company located at 13050 Magisterial Drive, Suite 102, Louisville, Kentucky 40223 on Friday, July 10, 2020, at 9:00 a.m. Eastern Standard Time. The Board of Directors has fixed the close of business on June 8, 2020 as the record date for determining shareholders entitled to notice of and to vote at the special meeting.

Purpose of the Special Meeting

The Board of Directors called a special meeting in conformity with Minnesota Statutes, Section 302A.433, and the requirements of the Company’s amended and restated corporate bylaws. The purpose of the special meeting is to consider and vote on whether to approve the Company’s 2014 Stock Incentive Plan, as amended, (i) increases the reserve of shares authorized for issuance thereunder to 6,000,000 shares, (ii) removes the provision limiting the number of stock options and stock appreciation rights that can be granted to plan participants during a single fiscal year, and (iii) removes the ability of the Chief Executive Officer to grant incentives from the Plan to new non-officer employees of the Company on a discretionary basis without Committee review or approval.

In accordance with Minnesota law and the Company’s bylaws, no other matters may be brought before the special meeting.

Questions and Answers

Why am I receiving this proxy statement?

This proxy statement contains information relating to the solicitation of proxies for use at our special meeting to be held at 9:00 a.m., Eastern Standard Time, on Friday, July 10, 2020, at our offices located at 13050 Magisterial Drive, Suite 102, Louisville, Kentucky 40223, for the purpose stated in the Notice of Special Meeting of Shareholders. We, the Company, are making this solicitation.

Why is the Company holding this special meeting?

We are holding this special meeting to vote on an amended 2014 Stock Incentive Plan (the “Plan”). The amended Plan (i) increases the reserve of shares authorized for issuance thereunder to 6,000,000 shares, (ii) removes the limit on the number of stock options and stock appreciation rights that can be granted to plan participants during a single fiscal year, and (iii) removes the ability of the Chief Executive Officer to grant incentives from the Plan to new non-officer employees of the Company on a discretionary basis without Committee review or approval.

Who is entitled to vote at the special meeting?

Only holders of record of our common stock and our voting preferred stock at the close of business on June 8, 2020, the record date for the special meeting, are entitled to receive notice of and to vote at the special meeting or any adjournment or postponement of the special meeting.

What are the voting rights of shareholders?

Each share of common stock outstanding on the record date entitles its holder to cast one vote on the matter to be voted upon. Each share of our voting preferred stock outstanding on the record date entitles its holder to cast that number of votes equal to the number of shares of common stock into which the preferred stock is convertible as of the record date.

Who can attend the special meeting?

Only holders of our common stock and voting preferred stock at the close of business on June 8, 2020, the record date for the special meeting, or their duly appointed proxies, are authorized to attend the special meeting. Cameras, recording devices, and other electronic devices will not be permitted at the special meeting. If you hold your shares in “street name” (that is, through a bank, broker or other nominee), you will need to bring either a copy of the brokerage statement reflecting your stock ownership as of the record date or a legal proxy from your bank or broker.

What will constitute a quorum at the special meeting?

The presence at the special meeting, in person or by proxy, of a majority of the voting power of the shares of common stock and voting preferred stock outstanding at the close of business on June 8, 2020 will constitute a quorum permitting our shareholders to conduct business at the special meeting. We will include abstentions in the number of shares of common stock present at the special meeting for purposes of determining a quorum. As of the record date, there were 9,854,623 shares of common stock outstanding, and zero shares of voting preferred stock outstanding (entitling the preferred stock holders to voting power equivalent to an aggregate of zero shares of common stock).

How do I vote my shares of common stock that are held by my bank, broker or other nominee?

If you hold any or all of your shares of common stock through a bank, broker or other nominee, you should follow the voting instructions provided to you by the bank, broker or nominee. Specific voting procedures relating to your shares of common stock held through a bank, broker or other nominee will depend on their particular voting arrangements and procedures.

How do I vote?

If you are a holder of record of our common stock or voting preferred stock, then you or your duly authorized agent may vote by completing and returning the accompanying proxy card, or you may attend the special meeting and vote in person.

May I change my vote after I return my proxy card?

Yes. You may revoke a previously granted proxy at any time before it is exercised by submitting to our Chief Financial Officer, Mr. Will Logan, at 13100 Magisterial Drive, Suite 100, Louisville, Kentucky 40223, a notice of revocation or a duly executed proxy (bearing a later date) on or prior to the close of business on July 9, 2020. You may also revoke a previously granted proxy by attending the special meeting and voting in person.

How are votes counted?

If the accompanying proxy card is properly signed and returned to us, and not revoked, it will be voted AS DIRECTED BY YOU. If you return a proxy card but do not indicate how your shares are to be voted, your proxy card will be voted FOR the proposal at the special meeting.

How does the Board of Directors recommend that shareholders vote on the proposed amendment?

Our Board of Directors recommends a vote “FOR” the proposal. The factors considered by the Board of Directors in reaching this determination are described below in the description of the proposal.

Why is the Company seeking approval of the proposed amendment?

Section 9.11 of the Plan requires the approval of the shareholders of the Company to increase the maximum number of shares of the Company’s common stock issuable to participants of the Plan or to amend the Plan in any way that materially increases the benefits accruing to the Plan’s participants.

What if the proposed amendment is not approved?

If the proposal is not approved, then the proposed amendments to the Plan will not go into effect as described in this proxy statement. Accordingly, the maximum number of shares of common stock reserved for issuance under the Plan will not be increased and the annual maximum number of stock options and stock appreciation rights that can be granted under the Plan will remain in place. Additionally, if the proposal is not approved, the executive and employee options issued by the Board of Directors (and described in detail in the proposal) may not be exercised by the recipients of such options.

Who pays the costs of soliciting proxies?

We will pay the costs of soliciting proxies. Presently, we do not anticipate that we will solicit proxies by any means other than mail. We expect that banks, brokers, fiduciaries, custodians and nominees will forward proxy soliciting materials to their principals, and that we will reimburse such persons’ out-of-pocket expenses.

How can I determine the results of the voting at the special meeting?

Preliminary voting results will be announced at the special meeting, if available. Preliminary results, if necessary, and final results will be reported on a Form 8-K filed with the SEC within four days of the date of the meeting.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, then your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Are proxy materials available on the Internet?

To view this proxy statement on the Internet, please follow the instructions for Internet voting on the accompanying proxy card or visit www.investorvote.com/CREX.

Are there dissenters’ or appraisal rights?

No. The proposal to be considered and voted upon at the special meeting does not entitle our holders of common stock to any dissenters’ or appraisal rights.

Whom should I contact if I have any questions?

If you have any questions about the special meeting, the proxy materials or your ownership of our common stock, please contact Will Logan, our Chief Financial Officer, at (502) 791-8800.

Voting at the Special Meeting

At the special meeting, our shareholders will be asked to approve our amended 2014 Stock Incentive Plan (as amended, the “Plan”), which increases the total number of shares of our common stock reserved for issuance under the Plan and removes annual limits on the number of stock options and stock appreciation rights that can be granted to Plan participants. For our shareholders to approve the Plan, Minnesota law requires the affirmative vote of the holders of the greater of: (i) a majority of the voting power of the shares present and entitled to vote, or (ii) a majority of the voting power of the minimum number of the shares entitled to vote that would constitute a quorum for the transaction of business at the meeting.

If, but only if, the required vote is obtained at the special meeting, then the Plan will be amended as indicated in Exhibit A attached to this Proxy Statement. If the Plan, as amended, is not approved, then the existing Plan will remain in place.

As of June 8, 2020, the record date for the special meeting, there were 9,854,623 shares of common stock outstanding (with each share entitling its holder to one vote), and zero shares of voting preferred stock outstanding (with each share presently entitling its holder to approximately one vote, aggregating to zero votes for all holders of our voting preferred stock).

A quorum for the conduct of business at the special meeting will exist if at least a majority of the voting power (or 4,927,312 shares) entitled to vote at the meeting is represented at the meeting, either in person or by proxy. The holders of a majority of the voting power represented at the meeting, whether in person or by proxy, and regardless of whether a quorum is present, may adjourn the special meeting from time to time.

Whether or not you plan to attend the special meeting, the board urges you to vote your shares on the accompanying proxy card and return it in the enclosed envelope. The board is recommending that you vote “FOR” the proposal. You may revoke a previously granted proxy at any time before it is exercised by submitting to our Chief Financial Officer, Mr. Will Logan, at 13100 Magisterial Drive, Suite 100, Louisville, Kentucky 42203, a notice of revocation or a duly executed proxy (bearing a later date) on or prior to the close of business on July 9, 2020.

You may also revoke a previously submitted proxy by voting in person at the meeting, although attendance at the meeting will not, by itself, revoke a proxy. Unless revoked in the manner set forth above, proxies received by us on the accompanying form will be voted at the special meeting only in accordance with the written instructions set forth on the proxy card. In the absence of written instructions, proxies in the form accompanying this proxy statement will be voted FOR the proposal.

Any abstention from voting on a proxy that has not been revoked will be included in computing the number of voting shares present for purposes of determining whether a quorum is present at the special meeting and will have the same effect as a vote “AGAINST” the proposal. When brokers do not receive voting instructions from a customer, they are permitted to, and generally do, exercise discretionary voting authority with respect to the customer’s shares on “routine” matters being voted on at a meeting. The special meeting does not involve any “routine matters.” As a result, brokers will not be permitted to exercise discretionary voting authority on the proposed amendment and there will be no “broker non-votes” involved in the special meeting.

The Board of Directors has appointed Will Logan, as Inspector of Election. The Board may, if it deems it appropriate, appoint a presiding inspector to oversee the Inspector of Election. The Inspector of Election will, among other things, determine whether a quorum is present, tabulate votes at the special meeting and resolve any tabulation disputes. The Chairman of the Board or our Chief Executive Officer, however, will be in charge of running and establishing procedures at the special meeting.

If the Inspector of Election cannot definitively determine whether a quorum is present, the business of the special meeting will go forward, even though the final determination as to whether the quorum is present may not be completed for a number of days. If the quorum requirement is not met, the proposal will not be considered to have been approved. No other business is expected to be conducted at the special meeting.

Common Stock Outstanding and Eligible to be Voted

All outstanding common stock will be entitled to be voted at the special meeting, with each such share being entitled to one vote per share. As of June 8, 2020, the record date for the meeting, there were issued and outstanding 9,854,623 shares of common stock, all of which are eligible to be voted at the special meeting.

The Proposal to
Amend the 2014 Stock Incentive Plan

Introduction

The Creative Realities, Inc. 2014 Stock Incentive Plan (as amended, the “Plan”) has previously been adopted by our Board of Directors. In August 2018, the shareholders approved at a special meeting an amended Plan to increase the total maximum number of shares of our common stock reserved for issuance under the Plan. As a result of the shareholder approval in 2018, the amended Plan reserved a total of 18,000,000 shares of our common stock for issuance as incentives under the Plan, and. the aggregate number of shares of our common stock that could be granted to Plan participants as stock options and stock appreciation rights could not exceed 3,8000,000 shares in a single fiscal year. As a result of our 1-for-30 reverse stock split in October 2018, the shares reserved for issuance under the Plan was adjusted to 600,000 shares and the aggregate number of shares of our common stock that could be granted to Plan participants as stock options and stock appreciation rights in a single fiscal year was adjusted to 126,666.

Any increase in the number of shares of common stock reserved for issuance under the Plan and any amendment of Plan that materially increases the benefits accruing to its participants are subject to and contingent upon the approval of our shareholders. Therefore, we are asking our shareholders to approve the adoption of the amended Plan.

Background

We initially adopted the Plan in April 2013 to aid our efforts to attract, retain and motivate employees, certain key consultants and directors and align the interests of such persons with those of our shareholders. At the time the Plan was adopted, 7,390,355 shares of our common stock were reserved for issuance thereunder. In August 2018, the Plan was amended, with shareholder approval, to increase the shares of our common stock reserved for issuance thereunder to 18,000,000. The amended Plan further approved an annual cap on stock options and stock appreciation rights that could be granted to Plan participants during a single fiscal year at 3,800,000 shares, and the annual cap on shares that may be subject to incentive awards issued under the Plan by the Chief Executive Officer on a discretionary basis and without Committee review or approval to new non-officer employees of the Company was 500,000 shares.

As a result of our 1-for-30 reverse stock split in October 2018, the shares reserved for issuance under the Plan was adjusted to 600,000 shares, the annual cap on stock options and stock appreciation rights that could be granted to Plan participants during a single fiscal year was reduced to 126,666 shares, and the annual cap on shares that may be subject to incentive awards issued under the Plan by the Chief Executive Officer on a discretionary basis and without Committee review or approval to new non-officer employees of the Company was reduced to 16,666 shares.

Throughout fiscal years 2018, 2019 and 2020, the Board of Directors determined that it was, and continues to be, necessary to grant significant equity awards to our officers and other key employees to reward them for their efforts in service to the Company, to align their interests with those of shareholders and to provide competitive compensation to retain their services.

Rescinded and New Options

On June 1, 2020 the Board of Directors of the Company determined that certain stock options granted on May 20, 2020 under the Plan had exceeded applicable limitations on grants in the Plan. The subject options were issued in excess of the overall reserve of shares subject to the Plan and certain of the options exceeded the individual number of options that may be issued to a recipient in any given fiscal year. In response, the Board of Directors approved the rescission (and forfeiture by the holders) of aggregate stock option awards to purchase 2,380,000 shares of the Company’s common stock (the “Rescinded Options”) that had been granted to certain employees, including options to purchase an aggregate of 960,000 and 480,000 shares of common stock issued to Rick Mills, Chief Executive Officer, and Will Logan, Chief Financial Officer, respectively.

In addition, the Board approved the grant to each holder of a Rescinded Option of a new option to purchase an equal number of shares of the Company’s common stock (the “New Options”) as was set forth in the Rescinded Option, to be issued under the Plan; provided that the New Options provide that they may not be exercised in full or in part until the Company’s shareholders have approved an increase in the number of shares authorized under the Plan sufficient to permit the issuance of the shares underlying the New Option, and the removal of the individual limit set forth in the Plan. If the Company’s shareholders approve the amended Plan as set forth in the Proposal, the New Options will be exercisable, subject to vesting and the other terms and conditions of the New Options. The exercise price of the New Options is $2.53, which is the higher of the closing prices on the date of issuance of the Rescinded Options and the closing price on the date of issuance of the New Options.

The New Options issued to Executive Officers

Messrs. Mills and Logan received ten-year New Options to purchase 480,000 and 240,000 shares of common stock, respectively, which vest in three equal installments on each anniversary of the issuance.

Messrs. Mills and Logan also received ten-year options to purchase 480,000 and 240,000 shares of common stock, respectively, which vest in equal installments over a three-year period subject to satisfying the Company revenue target and EBITDA (earnings before interest, taxes, depreciation and amortization) target for the applicable year. In each of calendar years 2020, 2021 and 2022, one-third of the total shares may vest (if the revenue and EBITDA targets are met), and the shares that are subject to vesting each year are allocated equally to each of the revenue and EBITDA targets for such year.

These options includes a catch-up provision, where any options that did not vest during a prior year due to the Company’s failure to meet a prior revenue or EBITDA target may vest in a subsequent vesting year if the revenue or EBITDA target, as applicable, is met in the future year. The revenue and EBITDA targets for the following three years are as follows:

Calendar Year	Revenue Target	EBITDA Target
2020	$32 million	$2.2 million
2021	$35 million	$3.1 million
2022	$38 million	$3.5 million

Options Granted to Other Key Employees

Other key employees of the Company received ten-year New Options to purchase an aggregate 860,000 shares of common stock, which vest in three equal installments on each anniversary of the issuance.

Other key employees of the Company received ten-year New Options to purchase an aggregate 80,000 shares of common stock, which vest in equal installments over a three-year period subject to satisfying the same Company revenue target and EBITDA targets as the executive officers for the applicable year, as set forth above.

Proposed Amendments to the Plan

The Board of Directors has determined that in order for us to issue the New Options and to continue to leverage the Plan to attract, retain and motivate employees, certain key consultants, independent contractors and directors and align the interests of such persons with those of shareholders, the shares reserved for issuance and maximum amounts of shares permitted to be issued under the Plan should be increased. On June 1, 2020, our Board of Directors approved increasing the number of shares of our common stock reserved for issuance under the Plan from 600,000 shares to 6,000,000 shares. In determining the amount of the increase of the shares reserved for issuance in the Plan, the Board of Directors took into account prior issuances of awards under the Plan, its intention to grant the New Options and further awards that may be issued from time to time in the future to current and future executive officers, directors, key employees, consultants and independent contractors.

The Board of Directors further determined that, for the same reasons justifying the increase in the maximum shares issuable under the Plan, the limit placed on the number of shares of our common stock issuable to participants of the Plan during a single fiscal year should be removed entirely. The Board of Directors believes that the Board of Directors and Compensation Committee are appropriately positioned to determine what amounts are proper for issuance of stock options and stock appreciation rights under the Plan without the need to include such cap, and that the provisions of the Plan and Nasdaq rules that require the Company’s shareholders to approve of any increase in the number of shares subject to the Plan creates a proper safeguard to ensure that the Company’s shareholders have appropriate protective measures in place. Accordingly, on June 1, 2020, our Board of Directors approved an amendment to the Plan deleting Section 5.4 of that plan in its entirety, eliminating any annual limit of common shares of our stock issuable to Plan participants as stock options or stock appreciation rights in a single fiscal year.

Finally, the Board of Directors determined that it and its Compensation Committee are appropriately positioned to determine what amounts are proper for issuance of stock options and stock appreciation rights under the Plan the new employees of the Company. It therefore approved eliminating the ability of the Chief Executive Officer to issue incentive awards under the Plan on a discretionary basis without Committee review or approval to new non-officer employees of the Company. Accordingly, on June 1, 2020, our Board of Directors approved an amendment to the Plan deleting Section 2.2 of the Plan, eliminating the Chief Executive Officer from issuing such discretionary awards.

The Board of Directors believes that these amendments to the Plan are in the best interests of the Company and our shareholders because the availability of an adequate number of shares reserved for issuance under the Plan is an important factor in attracting, retaining, and motivating employees, consultants, independent contractors and directors in order to achieve long-term growth and profitability objectives.

Below is a summary of the Plan, as amended, which is qualified entirely by reference to the complete text of the Plan, as amended, a copy of which, marked to show changes from the previous version of the Plan, is attached as Exhibit A to this Proxy Statement.

Description of the 2014 Stock Incentive Plan (as amended)

General.    The purpose of the Plan is to increase shareholder value and to advance the interests of the Company by furnishing a variety of economic incentives designed to attract, retain and motivate employees, certain key consultants, independent contractors and directors of the Company. The Plan is administered by a stock option or Compensation Committee, or if no such committee exists, by the entire Board of Directors.

The Compensation Committee may grant incentives to employees (including officers) or our subsidiaries, directors, and consultants or other independent contractors who provide services to us or our subsidiaries, in the following forms:

•        incentive stock options and non-statutory stock options;

•        stock appreciation rights;

•        stock awards;

•        restricted stock;

•        restricted stock units; and

•        performance shares.

Shares Subject to 2014 Stock Incentive Plan.    Subject to the approval of this Proposal by our shareholders, we may issue up to 6,000,000 shares of common stock under the Plan. If an incentive granted under the Plan expires or is terminated or canceled unexercised as to any shares of common stock or forfeited or reacquired by us pursuant to rights reserved upon issuance thereof, we may again issue such shares under the Plan pursuant to another incentive.

Stock Appreciation Rights.    A stock appreciation right is a right to receive, without payment to the Company, a number of shares of common stock, the amount of which is determined by dividing (a) the number of shares of common stock as to which the stock appreciation right is exercised multiplied by the amount of the appreciation in such shares — i.e., the amount by which the fair market value of the shares of common stock subject to the stock appreciation right on the exercise date exceeds (1) in the case of a stock appreciation right related to a stock option, the purchase price of the shares of common stock under the stock option or (2) in the case of an stock appreciation right granted alone, without reference to a related stock option, an amount which shall be determined by the Compensation Committee at the time of grant; by (b) the fair market value of a share of common stock on the exercise date. Our Compensation Committee has the discretion to determine the number of shares as to which a stock appreciation right will relate as well as the duration and exercisability of a stock appreciation right. The exercise price may not be less than the fair market value of our common stock on the grant date.

Limitation on Certain Grants.    Subject to the approval of this Proposal by our shareholders, there will be no limit on the number of stock options and stock appreciation rights we can grant to any one person under the Plan during any one fiscal year.

Stock Awards.    Stock awards consist of the transfer by the Company to an eligible participant of shares of common stock, without other payment, as additional compensation for services to the Company. The number of shares transferred pursuant to any stock award is determined by the Compensation Committee.

Restricted Stock.    Restricted stock consists of the sale or transfer by the Company to an eligible participant of one or more shares of our common stock that are subject to restrictions on their sale or other transfer by the employee, which restrictions will lapse after a period of time as determined by the Compensation Committee. If restricted stock is sold to a participant, the sale price will be determined by the Compensation Committee, and the price may vary from time to time and among participants and may be less than the fair market value of the shares at the date of sale. Subject to these restrictions and the other requirements of the Plan, a participant receiving restricted stock shall have all of the rights of a shareholder as to those shares.

Transferability of Incentives.    Incentives granted under the Plan may not be transferred, pledged or assigned by the holder thereof, except in the event of the holder’s death, by will or the laws of descent and distribution or pursuant to a qualified domestic relations order. However, stock options may be transferred by the holder thereof to certain family members or related entities.

Duration, Termination and Amendment of the Incentive Plan and Incentives.    The Plan will remain in effect until all incentives granted under the Plan have been satisfied or terminated and all restrictions on shares issued under the Plan have lapsed. We may not grant incentives under the Plan after the tenth anniversary of the approval of the Plan by the Board of Directors. The Board of Directors may amend or discontinue the Plan at any time. However, no such amendment or discontinuance may adversely change or impair a previously granted incentive without the consent of the recipient thereof.

Certain Plan amendments require shareholder approval, including amendments that would increase the maximum number of shares of common stock which may be issued to all participants under the Plan, change or expand the types of incentives that may be granted under the Plan, change the class of persons eligible to receive incentives under the Plan, or materially increase the benefits accruing to participants under the Plan. Generally, the terms of an existing incentive may be amended by agreement between the Compensation Committee and the participant. However, in the case of a stock option or stock appreciation right, no such amendment shall (a) extend the term of the incentive; nor (b) reduce the exercise price per share below the fair market value of the common stock on the date the incentive was granted, unless, in either case, the amendment complies with the requirements of Code Section 409A.

Effect of Sale, Merger, Exchange or Liquidation.    In the event of an acquisition of the Company through the sale of substantially all of its assets or through a merger, exchange, reorganization or liquidation of the Company or a similar event, all as determined by the Compensation Committee in its sole discretion, the Compensation Committee shall be authorized to take any and all action it deems equitable under the circumstances, including but not limited to terminating the Plan and issuing to the holders of outstanding vested options and stock appreciation rights the stock, securities or assets, including cash, they would have received if the incentives had been exercised immediately before the transaction, or other specified actions.

2014 Stock Incentive Plan Benefits

The amount and timing of all awards under the Plan are determined in the sole discretion of our Compensation Committee (or if no committee is designated, the entire Board of Directors) and therefore cannot be determined in advance.

Vote Required

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the special meeting will be required to approve the amendment to the Plan.

The Board of Directors unanimously recommends that you vote “FOR” the proposal to adopt the amended 2014 Stock Incentive Plan.

Admittance to Special Meeting

You are entitled to attend the special meeting only if you were a shareholder of the Company as of the close of business on June 8, 2020 (the record date) or hold a valid legal proxy for the special meeting. You should be prepared to present photo identification for admittance. In addition, if you are a record holder, your name will be verified against the list of record holders on the record date prior to being admitted to the special meeting. If you are not a record holder but hold Company common stock as of the record date through a broker or nominee (i.e., in street name), you must provide proof of beneficial ownership on the record date, such as your most recent account statement prior to the record date, or other similar evidence of ownership. If you do not provide photo identification or comply with the other procedures outlined above upon request, you may not be admitted to the special meeting.

Voting, Solicitation and Certain Other Information

Proxies may be solicited by mail. Presently, we do not anticipate that we will solicit proxies by any other means. No person will receive additional compensation for any proxy solicitations. We have requested banks, brokerage houses and other custodians, nominees and fiduciaries to forward all of our solicitation materials to the beneficial owners of the common stock they hold of record. We will reimburse these record holders for customary clerical and mailing expenses incurred by them in forwarding these materials to their customers.

The entire expense of the solicitation of proxies on our behalf for the special meeting is being borne by us. Our costs incidental to this proxy solicitation include expenditures for printing, postage, legal and related expenses, and are expected to be approximately $10,000.

No Dissenters’ Rights

Pursuant to Minn. Stat. 302A.471, Subd. 1, dissenters’ rights are not available to the Company’s shareholders as a result of any of the proposal described for consideration at the special meeting.

No Other Matters at the Special Meeting

Other than the proposal to adopt the amended 2014 Stock Incentive Plan, we are not aware of any other matters to be submitted at the special meeting and no other business is expected to be brought before the meeting. Nonetheless, if any other matter legally and properly comes before the meeting, the named proxies will vote all proxies granted to them in their sole discretion.

Executive Compensation

Summary Compensation Table

The following table sets forth information concerning the compensation of our named executive officers for 2019 and 2018:

Name and Principal Position(a)	Years	Salary ($)	Bonus ($)(c)(f)	Stock Awards ($)(d)	Option Awards ($)(e)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Richard Mills	2019	330,000	150,000	77,668	—	—	9,481	567,149
Chief Executive Officer and Director	2018	330,000	—	413,332	—	—	5,775	749,107

Will Logan	2019	189,000	25,000	—	—	—	5,430	219,430
Chief Financial Officer	2018	156,000	—	—	76,410	—	3,510	235,920

John Walpuck	2019	212,000, including 18,000 for consulting(b)	—	—	—	—	—	212,000, including 18,000 for consulting(b)
Chief Operating Officer	2018	240,000	—	—	—	—	—	240,000

____________

(a)      Mr. Mills joined the Company effective October 15, 2015.  Effective March 13, 2019, the Board of Directors removed John Walpuck as Chief Operating Officer. Effective December 31, 2018, the Company entered into a separation agreement with Mr. Walpuck. Mr. Logan joined the Company effective November 2017.

(b)      Pursuant to the terms of Mr. Walpuck’s employment agreement, Mr. Walpuck received $194,000 in severance payments in even monthly installments through December 2019.  Mr. Walpuck provided consulting services to the Company and was paid an additional $18,000 for such services in 2019.

(c)      On September 20, 2018, the Compensation Committee of the Board of Directors (1) adjusted the salary of Mr. Mills, CEO, to $330,000 annually, retroactive to January 1, 2018 and (2) granted 166,667 shares of common stock to Mr. Mills. The chart above reflects the fair value of the unrestricted shares which vested and received by Mr. Mills on the date the shares were formally issued, December 19, 2018 (133,333) and January 11, 2019 (33,334).

(d)      Represents the grant date fair value based on the Black-Scholes value determined as of September 20, 2018, the grant dates.

(e)      On January 28, 2019, the Board approved payment of a $25,000 bonus to Mr. Logan for his efforts related to the Company’s public offering completed in November 2018, including work related to the acquisition of Allure, uplisting to Nasdaq, conversion of debt and equity securities into common stock, and the completion of the capital raise.

(f)      On November 6, 2019, the Board approved payment of a $150,000 cash bonus to Mr. Mills for his significant contributions to the Company’s performance in 2018. $100,000 was paid during December 2019 and $50,000 was recorded in accrued expenses as of December 31, 2019 and paid in January 2020.

The material terms of employment agreements and payments to be made upon a change in control are discussed below, in the narrative following “Employment Agreements.”

Our named executive officers are eligible for retirement benefits on the same terms as non-executives under the Company’s defined contribution 401(k) retirement plan. Employees may contribute pretax compensation to the plan in accordance with current maximum contribution levels proscribed by the Internal Revenue Service. Beginning on April 1, 2018, the Company began contributing an employer contribution match of 50% of employee wages up to 6%, for an effective match of 3%.

Richard Mills Employment Agreement

We employ Richard Mills as our Chief Executive Officer. Mr. Mills’ employment agreement is effective for a two-year term, which automatically renews for additional one-year periods unless either we or Mr. Mills elects not to extend the term. The agreement provides for an initial annual base salary of $270,000 subject to annual increases but generally not subject to decreases. Mr. Mills’ current annual base salary is $330,000. Under the agreement, Mr. Mills is eligible to participate in performance-based cash bonus or equity award plans for our senior executives. Mr. Mills will participate in our employee benefit plans, policies, programs, perquisites and arrangements to the extent he meets applicable eligibility requirements. In the event of a termination of employment for good reason, as defined, without cause, as defined, or within 12 months following a change in control, as defined, other than for reason of death, disability or for cause, any of which occur during the first year of Mr. Mills’ employment, Mr. Mills will be entitled to receive a severance payment equal to six months of his base salary. After the one-year anniversary of his employment (the current term of Mr. Mills’ employment is beyond the one-year anniversary), the severance amount increases to 12 months of then-current base salary. The agreement provides that any severance payments would be paid in installments over the course of the severance. The agreement contains certain non-solicitation and non-competition provisions that continue after employment for a period of one year. The agreement also contains other customary restrictive and other covenants relating to the confidentiality of information, the ownership of inventions and other matters.

Will Logan Employment Arrangement

Will Logan, the Company’s Chief Financial Officer, has an employment arrangement with the Company pursuant to which, during fiscal 2019, he received an annual base salary of $189,000 and a performance bonus of $25,000. Mr. Logan participates in our employee benefit plans, policies, programs, perquisites and arrangements to the extent he meets applicable eligibility requirements, and also received the stock options discussed under “Outstanding Equity Awards” below. Effective January 1, 2020, Mr. Logan’s annual salary increased to $240,000.

Temporary Salary Reductions

On March 19, 2020, the Company’s Board of Directors approved a six-month reduction of the salaries of our Chief Executive Officer and Chief Financial Officer by twenty percent (20%), thereby reducing the salaries payable to such officers in 2020 to $297,000 and $224,100, respectively.

Outstanding Equity Awards

The following table sets forth certain information concerning outstanding stock options and restricted stock awards held by our named executive officers as of December 31, 2019:

	Option Awards(a)						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Non- Exercisable		Option Exercise Price ($)	Option Expiration Date	Number of shares or units of stock that has not vested (#)	Market value of shares or units of stock that have not vested ($)
Richard Mills	—		—		—	—	—	—

Will Logan	9,584	(a)	9,584	(a)	$8.70	11/6/2027	—	—
	4,167	(b)	12,500	(b)	$7.50	9/20/2028	—	—

____________

(a)      This stock option becomes exercisable to the extent of 25 percent of the shares purchasable thereunder on November 6, 2018, with additional increments of 25 percent becoming exercisable annually thereafter.

(b)      This stock option becomes exercisable to the extent of 25 percent of the shares purchasable thereunder on September 20, 2019, with additional increments of 25 percent becoming exercisable annually thereafter.

The New Options issued to Executive Officers

Messrs. Mills and Logan received ten-year New Options to purchase 480,000 and 240,000 shares of common stock, respectively, which vest in three equal installments on each anniversary of the issuance.

Messrs. Mills and Logan also received ten-year options to purchase 480,000 and 240,000 shares of common stock, respectively, which vest in equal installments over a three-year period subject to satisfying the Company revenue target and EBITDA (earnings before interest, taxes, depreciation and amortization) target for the applicable year. In each of calendar years 2020, 2021 and 2022, one-third of the total shares may vest (if the revenue and EBITDA targets are met), and the shares that are subject to vesting each year are allocated equally to each of the revenue and EBITDA targets for such year.

These options includes a catch-up provision, where any options that did not vest during a prior year due to the Company’s failure to meet a prior revenue or EBITDA target may vest in a subsequent vesting year if the revenue or EBITDA target, as applicable, is met in the future year. The revenue and EBITDA targets for the following three years are as follows:

Calendar Year	Revenue Target	EBITDA Target
2020	$32 million	$2.2 million
2021	$35 million	$3.1 million
2022	$38 million	$3.5 million

Director Compensation

On March 13, 2019, the Company’s Board of Directors approved a plan to compensate non-officer directors for their service to the Company in the amount of $25,000 per year, beginning April 1, 2019, to be issued in either cash or restricted stock vesting immediately upon issuance. Shares of restricted stock are to be issued quarterly in arrears for service the preceding quarter for a value of $6,250 per director, with the number of shares issued based on the most recent close price of the Company’s common stock.

During 2019, non-employee directors were issued a total of 31,760 shares. Non-employee directors received no compensation during 2018. The table below sets forth the compensation paid to our non-employee directors during 2019:

Director Compensation
Name (a)	Fees earned or paid in cash ($) (b)	Stock awards ($) (c)		Option awards ($) (d)		Non-equity incentive plan compensation ($) (e)	Nonqualified deferred compensation earnings ($) (f)	All other compensation ($) (g)		Total ($) (h)
Dennis McGill	—	—		29,758	(3)	—	—	5,000	(4)	34,758
David Bell	—	12,500	(2)	—		—	—	—		12,500
Donald A. Harris	—	12,500	(2)	—		—	—	—		12,500
Joseph Manko	—	12,500	(2)	—		—	—	—		12,500
Stephen Nesbit	—	12,500	(2)	—		—	—	—		12,500
Alec Machiels(2)	—	12,500	(2)	—		—	—	—		12,500

____________

(1)      Mr. Manko resigned from the Board of Directors effective March 15, 2020.

(2)      Mr. Machiels resigned from the Board of Directors effective November 8, 2019.

(2)      Each director was awarded shares for his service having an aggregate value of $6,250 on a quarterly basis in arrears commencing in the third quarter of 2019 for services completed in the second quarter of 2019.

(3)      Mr. McGill was granted the option to purchase 25,000 shares of the Company’s common stock at an exercise price of $1.88 per share.  The options vest in three equal annual installments beginning on the one-year anniversary of the issuance, November 7, 2020.

(4)      Under a Consulting Agreement (described below), Mr. McGill receives compensation of $5,000 per month.

2020 Director Stock Awards

On January 8, 2020, the Company issued to each of Messrs. McGill, Bell, Harris, Manko and Nesbit 4,085 shares in consideration of their services provided for the fiscal quarter ended December 31, 2019. On April 17, 2020, the Company issued to each of Messrs. McGill, Bell, Harris and Nesbit 8,013 shares in consideration of their services provided for the fiscal quarter ended March 31, 2020.

Consulting Agreement

On November 7, 2019, the Company and Dennis McGill executed a Consulting Agreement (the “Consulting Agreement”). The term of the Consulting Agreement is one year, and it automatically renews for successive one-year periods. Either party may terminate the Consulting Agreement at any time upon 30 days’ written notice. Under the Consulting Agreement, Mr. McGill will receive compensation of $5,000 per month in cash in exchange for general business and strategy consulting services to the Company.

Compensation Committee Interlocks and Insider Participation

Each of Messrs. Manko, Nesbit and Bell served on the Compensation Committee for the fiscal year 2019. No member of the Compensation Committee was, during such fiscal year, an officer or employee of the registrant, was formerly an officer of the Company; or had any relationship requiring disclosure by the registrant under any paragraph of Item 404 of Regulation S-K (other than is already disclosed in this proxy statement).

Beneficial Ownership of Securities

The table below sets forth certain information with respect to beneficial ownership of our common stock as of June 8, 2020, on which date there were zero shares of issued and outstanding preferred stock, and 9,854,623 shares of issued and outstanding common stock. The following table sets forth the number of common shares, and percentage of outstanding common shares, beneficially owned by:

•        each director of the Company;

•        each named executive (as defined in our Annual Report on Form 10-K for the year ended December 31, 2019);

•        all current directors and officers of the Company as a group; and

•        each person or entity known by the Company to beneficially own more than 5% of our common stock.

Unless otherwise indicated in the table or its footnotes, the address of each of the following persons or entities is 13050 Magisterial Drive, Suite 102, Louisville, KY 40223, and each such person has sole voting and investment power with respect to the shares set forth opposite his, her or its name.

Name and Address	Common Shares Beneficially Owned(1)	Percentage of Common Shares(1)
Slipstream Funding, LLC(2) c/o Pegasus Capital Advisors, L.P. 99 River Road Cos Cob, CT 06807	952,365	9.66%
Slipstream Communications, LLC(3) c/o Pegasus Capital Advisors, L.P. 99 River Road Cos Cob, CT 06807	6,718,716	54.21%
Horton Capital Partners Fund, L.P.(4)	559,317	5.54%
Stephen Nesbit(5)	18,450	*
Donald A. Harris(6)	126,353	1.28%
Dennis McGill(7)	12,098	*
David Bell(8)	18,450	*
Richard Mills(9)	765,833	7.76%
Will Logan(10)	19,818	*
All current executive officers and directors as a group(11)	961,002	9.71%

____________

*        Less than 1.0%

(1)      Beneficial ownership is determined in accordance with the rules of the SEC, and includes general voting power and/or investment power with respect to securities. Shares of common stock issuable upon exercise of options or warrants that are currently exercisable or exercisable within 60 days of the record rate, and shares of common stock issuable upon conversion of other securities currently convertible or convertible within 60 days, are deemed outstanding for computing the beneficial ownership percentage of the person holding such securities but are not deemed outstanding for computing the beneficial ownership percentage of any other person. Under applicable SEC rules, each person’s beneficial ownership is calculated by dividing the total number of shares with respect to which they possess beneficial ownership by the total number of outstanding shares of the Company. In any case where an individual has beneficial ownership over securities that are not outstanding, but are issuable upon the exercise of options or warrants or similar rights within the next 60 days, that same number of shares is added to the denominator in the calculation described above. Because the calculation of each person’s beneficial ownership set forth in the “Percentage of Common Shares” column of the table may include shares that are not presently outstanding, the sum total of the percentages set forth in such column may exceed 100%.

(2)      Investment and voting power over shares held by Slipstream Funding, LLC is held by Slipstream Communications, LLC, its sole member, and may deemed to be directly or indirectly controlled by Craig Cogut, Chairman and Chief Executive Officer of Pegasus Capital Advisors, LLC. See table footnote 3 for further information regarding Slipstream Communications, LLC.

(3)      Investment and voting power over shares held by Slipstream Communications, LLC may be deemed to be directly or indirectly controlled by Craig Cogut, Chairman and Chief Executive Officer of Pegasus Capital Advisors, LLC. Slipstream Communications, LLC (“Slipstream Communications”) is the sole member of Slipstream Funding, LLC (“Slipstream

Funding”). BCOM Holdings, LP (“BCOM Holdings”) is the managing member of Slipstream Communications. BCOM GP LLC (“BCOM GP”) is the general partner of BCOM Holdings. Business Services Holdings, LLC (“Business Services Holdings”) is the sole member of BCOM GP. PP IV BSH, LLC (“PP IV BSH”), Pegasus Investors IV, L.P. (“Pegasus Investors”) and Pegasus Partners IV (AIV), L.P. (“Pegasus Partners (AIV)”) are the members of Business Services Holdings. Pegasus Partners IV, L.P. (“Pegasus Partners”) is the sole member of PP IV BSH. Pegasus Investors IV, L.P. (“Pegasus Investors”) is the general partner of each of Pegasus Partners (AIV) and Pegasus Partners and Pegasus Investors IV GP, L.L.C. (“Pegasus Investors GP”) is the general partner of Pegasus Investors. Pegasus Investors GP is wholly owned by Pegasus Capital, LLC (“Pegasus Capital”). Pegasus Capital may be deemed to be directly or indirectly controlled by Craig Cogut. The share figure includes the 952,365 shares of common stock issued to and held by Slipstream Funding, LLC in connection with the merger transaction with Creative Realities, LLC. Share figure also includes 2,539,408 common shares purchasable upon exercise of outstanding warrants issued to and held by Slipstream Communications, LLC.

(4)      Investment and voting power over shares held by Horton Capital Partners Fund, L.P. (“HCPF”) may be deemed to be directly or indirectly controlled by Joseph M. Manko, Jr. The share figure includes 238,979 common shares purchasable upon exercise of outstanding warrants. The warrants to purchase shares held by HCPF contain “blocker” provisions that limits its ability to exercise such warrants to the extent that such exercise would cause the shareholder’s beneficial ownership in the Company to exceed 4.99% of the Company’s shares outstanding. The calculation of beneficial ownership does not take into account the effect of such “blocker” provisions.

(5)      Mr. Nesbit is a director of the Company.

(6)      Mr. Harris is a director of the Company. Share figure includes 21,035 shares purchasable upon the exercise of outstanding warrants.

(7)      Mr. McGill is a director of the Company and Chairman of the Board.

(8)      Mr. Bell is a director of the Company.

(9)      Mr. Mills is a director of the Company and Chief Executive Officer. Includes 87,976 common shares and 8,929 common shares purchasable upon exercise of outstanding warrants, each held by RFK Communications, LLC. The warrants to purchase shares held by RFK Communications, LLC contain “blocker” provisions that limits its ability to exercise such warrants to the extent that such exercise would cause the shareholder’s beneficial ownership in the Company to exceed 4.99% of the Company’s shares outstanding. The calculation of beneficial ownership does not take into account the effect of such “blocker” provisions.

(10)    Mr. Logan is the Chief Financial Officer of the Company.

(11)    Includes Messrs. McGill, Mills, Bell, Harris, Nesbit and Logan.

Cautionary Statement Regarding Forward-Looking Information

This proxy statement contains certain statements that would be deemed “forward-looking statements” under Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements reflect managements’ present expectations and estimates regarding future expenses, revenue and profitability, trends affecting our financial condition and results of operations, operating efficiencies, revenue opportunities, potential new markets, the ability of our Company to effectively compete in a highly competitive market, and certain other matters. Nevertheless, and despite the fact that management’s expectations and estimates are based on assumptions management believes to be reasonable and data management believes to be reliable, the Company’s actual results, performance or achievements are subject to future risks and uncertainties, any of which could materially affect the Company’s actual performance. Risks and uncertainties that could affect such performance include, but are not limited to:

•        the adequacy of funds for future operations;

•        future expenses, revenue and profitability;

•        trends affecting financial condition and results of operations;

•        ability to convert proposals into customer orders under mutually agreed upon terms and conditions;

•        general economic conditions and outlook, including those as a result of the COVID-19 pandemic;

•        the ability of customers to pay for products and services received;

•        the impact of changing customer requirements upon revenue recognition;

•        customer cancellations;

•        the availability and terms of additional capital;

•        industry trends and the competitive environment;

•        the impact of the company’s financial condition upon customer and prospective customer relationships;

•        potential litigation and regulatory actions directed toward our industry in general;

•        our reliance on certain key personnel in the management of our businesses;

•        employee and management turnover;

•        the existence of material weaknesses in internal controls over financial reporting;

•        the inability to successfully integrate the operations of acquired companies; and

•        the fact that our common stock is presently thinly traded in an illiquid market.

In some cases, you can identify forward-looking statements by terms such as “may”, “will”, “should”, “could”, “would”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “projects”, “predicts”, “potential” “propose,” and similar expressions (or the negative versions of such words or expressions) intended to identify forward-looking statements.

Although we believe that the assumptions forming the basis of our forward-looking statements are reasonable, any of those assumptions could prove to be inaccurate. Given these uncertainties, you should not attribute any certainty to these forward-looking statements. Actual results could differ materially from those anticipated in the forward-looking statements due to risks, uncertainties or actual events differing from the assumptions underlying these statements. We assume no obligation to update any forward-looking statements publicly, or to update the reasons why actual results could differ materially from those anticipated in any forward-looking statements contained in this press release, even if new information becomes available in the future.

EXHIBIT A

Marked Copy of Proposed Amendment to 2014 Stock Incentive Plan

CREATIVE REALITIES, INC.
2014 STOCK INCENTIVE PLAN

1. Purpose.    The purpose of the 2014 Stock Incentive Plan (the “Plan”) of Creative Realities, Inc., a Minnesota corporation (the “Company”), is to increase shareholder value and to advance the interests of the Company by furnishing a variety of economic incentives (“Incentives”) designed to attract, retain and motivate employees, certain key consultants and directors of the Company. Incentives may consist of opportunities to purchase or receive shares of common stock, $0.01 par value per share, of the Company (“Common Stock”) or other incentive awards on terms determined under this Plan.

2. Administration.

2.1. Administration by Committee.    The Plan shall be administered by the Board of Directors of the Company (the “Board of Directors”) or by a stock option or compensation committee of the Board of Directors (the “Committee,” which term is used throughout this Plan to refer to either the Board of Directors or a Committee — whichever is administering the Plan from time to time hereunder). If administered by a committee, the Committee shall consist of not less than two directors of the Company and shall be appointed from time to time by the Board of Directors. During any time period during which the Company has a class of equity securities registered under Section 12 of the Securities Exchange Act of 1934 (including the regulations thereunder, the “1934 Act”), each member of the Committee shall be (a) a “non-employee director” within the meaning of Rule 16b-3 of the 1934 Act (a “Non-Employee Director”), and (b) an “outside director” within the meaning of Section 162(m) under the Internal Revenue Code of 1986 and the regulations promulgated thereunder (collectively, the “Code”). The Committee shall have complete authority to award Incentives under the Plan, to interpret the Plan, and to make any other determination which it believes necessary and advisable for the proper administration of the Plan. The Committee’s decisions and matters relating to the Plan shall be final and conclusive on the Company and its participants. If at any time there is no stock option or compensation committee, the term “Committee,” as used in the Plan, shall refer to the Board of Directors.

2.2. Delegation of Authority.     Intentionally Omitted. ~~The Company’s Chief Executive Officer may, on a discretionary basis and without Committee review or approval, grant Incentives to new employees of the Company who are not officers of the Company. Such discretionary grants shall not exceed, in the aggregate, Incentives for more than 16,666 shares in any single fiscal year. Subject to the foregoing limitations, the Chief Executive Officer shall determine from time to time (a) the new employees to whom grants will be made, (b) the number of shares to be granted, and (c) the terms and provisions of each option (which need not be identical). The Chief Executive Officer shall report each stock option granted pursuant to this Section 2.2 at the Committee’s first meeting following the date of such grant.~~

3. Eligible Participants.    Officers of the Company, employees of the Company or its subsidiaries, members of the Board of Directors, and consultants or other independent contractors who provide services to the Company or its subsidiaries shall be eligible to receive Incentives under the Plan when designated by the Committee. Participants may be designated individually or by groups or categories (for example, by pay grade) as the Committee deems appropriate. Participation by officers of the Company or its subsidiaries and any performance objectives relating to such officers must be approved by the Committee. Participation by others and any performance objectives relating to others may be approved by groups or categories (for example, by pay grade) and authority to designate participants who are not officers and to set or modify such targets may be delegated.

4. Types of Incentives.    Incentives under the Plan may be granted in any one or a combination of the following forms: (a) incentive stock options and non-statutory stock options; (b) stock appreciation rights (“SARs”); (c) stock awards; (d) restricted stock; (e) restricted stock units; and (f) performance shares. Subject to the specific limitations provided in this Plan, payment of Incentives may be in the form of cash, Common Stock or combinations thereof as the Committee shall determine, and with such other restrictions as it may impose.

5. Shares Subject to the Plan.

5.1. Number of Shares.    Subject to adjustment as provided in Section 9.6, the number of shares of Common Stock issuable under the Plan shall not exceed 6,000,000 shares of Common Stock. Shares of Common Stock issued under the Plan or subject to outstanding Incentives will be applied to reduce the maximum number of shares of Common Stock remaining available for issuance under the Plan. Any shares of Common Stock subject to SARs granted under this Plan shall be counted in full against the above-indicated share limit, regardless of the number of shares of Common Stock actually issued upon the exercise of such SARs.

5.2. Cancellation.    If any Incentive granted hereunder (including without limitation any stock option, SAR or restricted stock unit) expires or is terminated or canceled unexercised as to any shares of Common Stock, such shares may again be issued under the Plan either pursuant to stock options, SARs, restricted stock units, or otherwise. If shares of Common Stock are issued pursuant to a stock award, as restricted stock, or as performance shares) and thereafter are forfeited or reacquired by the Company pursuant to rights reserved upon issuance thereof, such forfeited and reacquired shares may again be issued under the Plan, either pursuant to a stock award, as restricted stock, as performance shares, or otherwise. The Committee may also determine to cancel, and agree to the cancellation of, Incentives in order to make a participant eligible for the grant of an Incentive at a lower exercise price than the Incentive to be canceled.

5.3. Type of Common Stock.    Common Stock issued under the Plan in connection with Incentives may be authorized and unissued shares or, if so designated by the Committee, may be treasury stock.

5.4. Intentionally Omitted. ~~Limitation on Certain Grants~~.    ~~No person shall receive grants of stock options and SARs under the Plan that exceed, in the aggregate, 126,666 shares of Common Stock during any one fiscal year of the Company.~~

6. Stock Options.    A stock option is a right to purchase shares of Common Stock from the Company. Each stock option granted by the Committee under this Plan shall be subject to the following terms and conditions:

6.1. Price.    The option price per share shall be determined by the Committee, subject to adjustment under Section 9.6.

6.2. Number.    The number of shares of Common Stock subject to a stock option shall be determined by the Committee, subject to adjustment as provided in Section 9.6. The number of shares of Common Stock subject to a stock option shall be reduced in the same proportion that the holder thereof exercises an SAR if any SAR is granted in conjunction with or related to the stock option.

6.3. Duration and Time for Exercise.    Subject to earlier termination as provided in Section 9.3, the term of each stock option shall be determined by the Committee but shall not exceed ten years and one day from the Grant Date, as that term is defined in Section 9.15 below. Each stock option shall become exercisable at such time or times during its term as shall be determined by the Committee at the time of grant. The Committee may accelerate the exercisability of any stock option. Subject to the first sentence of this paragraph, the Committee may extend the term of any stock option to the extent provided in Section 9.4.

6.4. Manner of Exercise.    A stock option may be exercised, in whole or in part, by giving written notice to the Company, specifying the number of shares of Common Stock to be purchased and accompanied by the full purchase price for such shares. The option price shall be payable: (a) in United States dollars upon exercise of the option and may be paid by cash, uncertified or certified check or bank draft; (b) unless otherwise provided in the option agreement, by delivery of shares of Common Stock in payment of all or any part of the option price, which shares shall be valued for this purpose at the Fair Market Value on the date such option is exercised; or (c) unless otherwise provided in the option agreement, by instructing the Company to withhold from the shares of Common Stock issuable upon exercise of the stock option shares of Common Stock in payment of all or any part of the exercise price and/or any related withholding tax obligations consistent with Section 9.8, which shares shall be valued for this purpose at the Fair Market Value or in such other manner as may be authorized from time to time by the Committee. Prior to the issuance of shares of Common Stock upon the exercise of a stock option, a participant shall have no rights as a shareholder.

6.5. Incentive Stock Options.    Notwithstanding anything in the Plan to the contrary, the following additional provisions shall apply to the grant of stock options which are intended to qualify as “Incentive Stock Options,” as such term is defined in Code Section 422:

(a) The aggregate Fair Market Value (determined as of the time the option is granted) of the shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any participant during any calendar year (under all of the Company’s plans) shall not exceed $100,000. The determination will be made by taking Incentive Stock Options into account in the order in which they were granted. If such excess only applies to a portion of an Incentive Stock Option, the Committee, in its discretion, will designate which shares will be treated as shares to be acquired upon exercise of an Incentive Stock Option.

(b) Any option agreement for an Incentive Stock Option under the Plan shall contain such other provisions as the Committee shall deem advisable, but shall in all events be consistent with and contain all provisions required in order to qualify the options as Incentive Stock Options.

(c) All Incentive Stock Options must be granted within ten years from the earlier of the date on which this Plan was adopted by Board of Directors or the date this Plan was approved by the shareholders.

(d) Unless sooner exercised, all Incentive Stock Options shall expire no later than ten years after the Grant Date.

(e) The option price for Incentive Stock Options shall be not less than the Fair Market Value of the Common Stock subject to the option on the Grant Date.

(f) If Incentive Stock Options are granted to any participant who, at the time such option is granted, would own (within the meaning of Code Section 422) stock possessing more than 10% of the total combined voting power of all classes of stock of the employer corporation or of its parent or subsidiary corporation, (i) the option price for such Incentive Stock Options shall be not less than 110% of the Fair Market Value of the Common Stock subject to the option on the Grant Date and (ii) such Incentive Stock Options shall expire no later than five years after the Grant Date.

7. Stock Appreciation Rights.    An SAR is a right to receive, without payment to the Company, a number of shares of Common Stock, the amount of which is determined pursuant to the formula set forth in Section 7.5. An SAR may be granted (a) with respect to any stock option granted under this Plan, either concurrently with the grant of such stock option or at such later time as determined by the Committee (as to all or any portion of the shares of Common Stock subject to the stock option), or (b) alone, without reference to any related stock option. Each SAR granted by the Committee under this Plan shall be subject to the following terms and conditions:

7.1. Price.    The exercise price per share of any SAR granted without reference to a stock option shall be determined by the Committee, subject to adjustment under Section 9.6. Notwithstanding the foregoing sentence, except as permitted under Section 9.16, the exercise price per share shall not be less than the Fair Market Value of the Common Stock on the Grant Date unless the SAR satisfies the provisions of Code Section 409A.

7.2. Number.    Each SAR granted to any participant shall relate to such number of shares of Common Stock as shall be determined by the Committee, subject to adjustment as provided in Section 9.6. In the case of an SAR granted with respect to a stock option, the number of shares of Common Stock to which the SAR relates shall be reduced in the same proportion that the holder of the option exercises the related stock option. Notwithstanding the foregoing, the limitation on grants under Section 5.4 shall apply to grants of SARs under the Plan

7.3. Duration. Subject to earlier termination as provided in Section 9.4, the term of each SAR shall be determined by the Committee but shall not exceed ten years and one day from the Grant Date. Unless otherwise provided by the Committee, each SAR shall become exercisable at such time or times, to such extent and upon such conditions as the stock option, if any, to which it relates is exercisable. The Committee may in its discretion accelerate the exercisability of any SAR. Subject to the first sentence of this paragraph, the Committee may extend the term of any SAR to the extent provided in Section 9.4.

7.4. Exercise.    An SAR may be exercised, in whole or in part, by giving written notice to the Company, specifying the number of SARs which the holder wishes to exercise. Upon receipt of such written notice, the Company shall, within 90 days thereafter, deliver to the exercising holder certificates for the shares of Common Stock or cash or both, as determined by the Committee, to which the holder is entitled pursuant to Section 7.5.

7.5. Issuance of Shares Upon Exercise.    The number of shares of Common Stock which shall be issuable upon the exercise of an SAR shall be determined by dividing: (a) the number of shares of Common Stock as to which the

SAR is exercised multiplied by the amount of the appreciation in such shares (for this purpose, the “appreciation” shall be the amount by which the Fair Market Value of the shares of Common Stock subject to the SAR on the exercise date exceeds (1) in the case of an SAR related to a stock option, the purchase price of the shares of Common Stock under the stock option or (2) in the case of an SAR granted alone, without reference to a related stock option, an amount which shall be determined by the Committee at the time of grant, subject to adjustment under Section 9.6); by (b) the Fair Market Value of a share of Common Stock on the exercise date. No fractional shares of Common Stock shall be issued upon the exercise of an SAR; instead, the holder of the SAR shall be entitled to receive a cash adjustment equal to the same fraction of the Fair Market Value of a share of Common Stock on the exercise date or to purchase the portion necessary to make a whole share at its Fair Market Value on the date of exercise.

8. Stock Awards and Restricted Stock.    A stock award consists of the transfer by the Company to a participant of shares of Common Stock, without other payment therefor, as additional compensation for services to the Company. A share of restricted stock consists of shares of Common Stock which are sold or transferred by the Company to a participant at a price, if any, determined by the Committee and subject to restrictions on their sale or other transfer by the participant. The transfer of Common Stock pursuant to stock awards and the transfer and sale of restricted stock shall be subject to the following terms and conditions:

8.1. Number of Shares.    The number of shares to be transferred or sold by the Company to a participant pursuant to a stock award or as restricted stock shall be determined by the Committee.

8.2. Sale Price.    The Committee shall determine the price, if any, at which shares of restricted stock shall be sold to a participant, which may vary from time to time and among participants and which may be below the Fair Market Value of such shares of Common Stock at the date of sale.

8.3. Restrictions.    All shares of restricted stock transferred or sold by the Company hereunder shall be subject to such restrictions as the Committee may determine, including, without limitation any or all of the following: (a) a prohibition against the sale, transfer, pledge or other encumbrance of the shares of restricted stock, such prohibition to lapse at such time or times as the Committee shall determine (whether in annual or more frequent installments, at the time of the death, disability or retirement of the holder of such shares, or otherwise); (b) a requirement that the holder of shares of restricted stock forfeit, or (in the case of shares sold to a participant) re-sell back to the Company at his or her cost, all or a part of such shares in the event of termination of his or her employment or consulting engagement during any period in which such shares are subject to restrictions; and/or (c) such other conditions or restrictions as the Committee may deem advisable.

8.4. Restrictions.    In order to enforce the restrictions imposed by the Committee pursuant to Section 8.3, the participant receiving restricted stock shall enter into an agreement with the Company setting forth the conditions of the grant. Shares of restricted stock shall be registered in the name of the participant and deposited, together with a stock power endorsed in blank, with the Company. Each such certificate shall bear a legend that refers to the Plan and the restrictions imposed under the applicable agreement. The Committee may provide that no certificates representing restricted stock be issued until the restriction period is completed.

8.5. End of Restrictions.    Subject to Section 9.5, at the end of any time period during which the shares of restricted stock are subject to forfeiture and restrictions on transfer, such shares will be delivered free of all restrictions to the participant or to the participant’s legal representative, beneficiary or heir.

8.6. Rights of Holders of Restricted Stock.    Subject to the terms and conditions of the Plan and subject further to the terms and conditions of each written agreement evidencing an Incentive, each participant receiving restricted stock shall have all the rights of a shareholder with respect to shares of stock during any period in which such shares are subject to forfeiture and restrictions on transfer, including without limitation, the right to vote such shares.

9. General Provisions.

9.1. Effective Date.    The Plan will become effective upon the date of approval by the Board of Directors (the “Effective Date”).

9.2. Duration.    The Plan shall remain in effect until all Incentives granted under the Plan have either been satisfied by the issuance of shares of Common Stock or the payment of cash or been terminated under the terms of the Plan and all restrictions imposed on shares of Common Stock in connection with their issuance under the Plan have lapsed. No Incentives may be granted under the Plan after the tenth anniversary of the Effective Date of the Plan.

9.3. Non-Transferability of Incentives.    No stock option, SAR, restricted stock or stock award may be transferred, pledged or assigned by the holder thereof (except, in the event of the holder’s death, by will or the laws of descent and distribution to the limited extent provided in the Plan or the Incentive, or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder), and the Company shall not be required to recognize any attempted assignment of such rights by any participant. Notwithstanding the preceding sentence, stock options may be transferred by the holder thereof to the holder’s spouse, children, grandchildren or parents (collectively, the “Family Members”), to trusts for the benefit of Family Members, to partnerships or limited liability companies in which Family Members are the only partners or shareholders, or to entities exempt from federal income taxation pursuant to Code Section 501(c)(3). During a participant’s lifetime, a stock option may be exercised only by him or her, by his or her guardian or legal representative or by the transferees permitted by this Section 9.3.

9.4. Effect of Termination or Death.    If a participant ceases to be an employee of or consultant to the Company for any reason, including death or disability, any Incentives may be exercised or shall expire at such times as may be set forth in the agreement, if any, applicable to the Incentive, or otherwise as determined by the Committee; provided, however, the term of an Incentive may not be extended beyond the term originally prescribed when the Incentive was granted, unless the Incentive satisfies (or is amended to satisfy) the requirements of Code Section 409A; and provided further that the term of an Incentive may not be extended beyond the maximum term permitted under this Plan.

9.5. Restrictions under Securities Laws.    Notwithstanding anything in this Plan to the contrary: (a) the Company may, if it shall determine it necessary or desirable for any reason, at the time of award of any Incentive or the issuance of any shares of Common Stock pursuant to any Incentive, require the recipient of the Incentive, as a condition to the receipt thereof or to the receipt of shares of Common Stock issued pursuant thereto, to deliver to the Company a written representation of present intention to acquire the Incentive or the shares of Common Stock issued pursuant thereto for his or her own account for investment and not for distribution; and (b) if at any time the Company further determines, in its sole discretion, that the listing, registration or qualification (or any updating of any such document) of any Incentive or the shares of Common Stock issuable pursuant thereto is necessary on any securities exchange or under any federal or state securities or blue sky law, or that the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with the award of any Incentive, the issuance of shares of Common Stock pursuant thereto, or the removal of any restrictions imposed on such shares, such Incentive shall not be awarded or such shares of Common Stock shall not be issued or such restrictions shall not be removed, as the case may be, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

9.6. Adjustment.    In the event of any recapitalization, stock dividend, stock split, combination of shares or other change in the Common Stock, the number of shares of Common Stock then subject to the Plan, including shares subject to outstanding Incentives, and the other numbers of shares of Common Stock provided in the Plan, shall be adjusted in proportion to the change in outstanding shares of Common Stock. In the event of any such adjustments, the purchase price of any option, the performance objectives of any Incentive, and the shares of Common Stock issuable pursuant to any Incentive shall be adjusted as and to the extent appropriate, in the discretion of the Committee, to provide participants with the same relative rights before and after such adjustment.

9.7. Incentive Plans and Agreements.    Except in the case of stock awards, the terms of each Incentive shall be stated in a plan or agreement approved by the Committee. The Committee may also determine to enter into agreements with holders of options to reclassify or convert certain outstanding options, within the terms of the Plan, as Incentive Stock Options or as non-statutory stock options and in order to eliminate SARs with respect to all or part of such options and any other previously issued options. The Committee shall communicate the key terms of each award to the participant promptly after the Committee approves the grant of such award.

9.8. Withholding.

(a) The Company shall have the right to withhold from any payments made under the Plan or to collect as a condition of payment, any taxes required by law to be withheld. At any time when a participant is required to pay to the Company an amount required to be withheld under applicable income tax laws in connection with a distribution of Common Stock or upon exercise of an option or SAR or upon vesting of restricted stock, the participant may satisfy this obligation in whole or in part by electing (the “Election”) to have the Company withhold, from the distribution or from such shares of restricted stock, shares of Common Stock having a value up to the minimum amount of withholding taxes required to be collected on the transaction. The value of the shares to be withheld shall be based on the Fair Market Value of the Common Stock on the date that the amount of tax to be withheld shall be determined (“Tax Date”).

(b) Each Election must be made before the Tax Date. The Committee may disapprove of any Election, may suspend or terminate the right to make Elections, or may provide with respect to any Incentive that the right to make Elections shall not apply to such Incentive. An Election is irrevocable.

9.9. No Continued Employment, Engagement or Right to Corporate Assets.    No participant under the Plan shall have any right, because of his or her participation, to continue in the employ of the Company or any of its subsidiaries for any period of time or to any right to continue his or her present or any other rate of compensation. Nothing contained in the Plan shall be construed as giving an employee, a consultant, such persons’ beneficiaries or any other person any equity or interests of any kind in the assets of the Company or creating a trust of any kind or a fiduciary relationship of any kind between the Company and any such person.

9.10. Payments Under Incentives.    Payment of cash or distribution of any shares of Common Stock to which a participant is entitled under any Incentive shall be made as provided in the Incentive. Except as permitted under Section 9.16, payments and distributions may not be deferred under any Incentive unless the deferral complies with the requirements of Code Section 409A.

9.11. Amendment of the Plan.    The Board of Directors may amend or discontinue the Plan at any time. Nevertheless, no such amendment or discontinuance shall adversely change or impair, without the consent of the recipient, an Incentive previously granted. Further, no such amendment shall, without approval of the shareholders of the Company, (a) increase the maximum number of shares of Common Stock which may be issued to all participants under the Plan, (b) change or expand the types of Incentives that may be granted under the Plan, (c) change the class of persons eligible to receive Incentives under the Plan, or (d) materially increase the benefits accruing to participants under the Plan.

9.12. Amendment of Agreements for Incentives.    Except as otherwise provided in this Section 9.12, the terms of an existing Incentive may be amended by agreement between the Committee and the participant. Notwithstanding the foregoing sentence, in the case of a stock option or SAR, except as permitted under Section 9.16, no such amendment shall: (a) extend the term of the Incentive, except as provided in Section 9.4; nor (b) reduce the exercise price per share below the Fair Market Value of the Common Stock on the date the Incentive was granted, unless, in either case, the amendment complies with the requirements of Code Section 409A.

9.13. Sale, Merger, Exchange or Liquidation.    Unless otherwise provided in the agreement for an Incentive, in the event of (i) an acquisition of the Company through the sale of all or substantially all of the Company’s assets or (ii) a change in control of at least a majority of the issued and outstanding voting securities of the Company through a merger, exchange, reorganization or liquidation of the Company or a similar event, all as determined by the Committee in its sole discretion (collectively, any of the transactions described in clauses (i) and (ii) are referred to as a “Sale Transaction”), the Committee shall be authorized, in its sole discretion, to take any and all action it deems equitable under the circumstances, including but not limited to any one or more of the following:

(a) providing that the Plan and all Incentives shall terminate and the holders of (i) all outstanding vested options shall receive, in lieu of any shares of Common Stock they would be entitled to receive under such options, such stock, securities or assets, including cash, as would have been paid to such participants if their options had been exercised and such participant had received Common Stock immediately before such Sale Transaction (with appropriate adjustment for the exercise price, if any), (ii) SARs that entitle the participant to receive Common Stock shall receive, in lieu of any shares of Common Stock each participant was entitled to receive as of the date of the Sale Transaction pursuant to the terms of such Incentive, if any, such stock, securities or assets, including cash, as would have been paid to such participant if such Common Stock had been issued to and held by the participant immediately before such Sale Transaction, and (iii) any Incentive under this Agreement which does not entitle the participant to receive Common Stock shall be equitably treated as determined by the Committee;

(b) providing that participants holding outstanding vested Common Stock-based Incentives shall receive, with respect to each share of Common Stock issuable pursuant to such Incentives as of the effective date of any such Sale Transaction, at the determination of the Committee, cash, securities or other property, or any combination thereof, in an amount equal to the excess, if any, of the Fair Market Value of such Common Stock (determined as of any date within ten days before the effective date of such Sale Transaction, which date shall be selected by the Committee) over the option price or other amount owed by a participant, if any, and that such Incentives shall be cancelled, including the cancellation without consideration of all options that have an exercise price below the per share value of the consideration received by the Company in the Sale Transaction; or

(c) subject to any provisions contained in a particular written agreement evidencing an Incentive, providing that the Plan (or replacement plan) shall continue with respect to Incentives not cancelled or terminated as of the effective date of such Sale Transaction and provide to participants holding such Incentives the right to earn their respective Incentives on the same or a substantially equivalent basis (taking into account the Sale Transaction and the number of shares or other equity issued by such successor entity) with respect to the equity of the entity succeeding the Company by reason of such Sale Transaction.

The Board of Directors may restrict the rights of participants or the applicability of this Section 9.13 to the extent necessary to comply with Section 16(b) of the 1934 Act, the Code or any other applicable law or regulation. The grant of an Incentive award pursuant to the Plan shall not limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, exchange or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

9.14. Definition of Fair Market Value.    For purposes of this Plan, the “Fair Market Value” of a share of Common Stock at a specified date shall, unless otherwise expressly provided in this Plan, be the amount which the Committee determines in good faith to be 100% of the fair market value of such a share as of the date in question. Notwithstanding the foregoing:

(a) If such shares are listed on a U.S. securities exchange, then Fair Market Value shall be determined by reference to the last sale price of a share of Common Stock on such U.S. securities exchange on the applicable date. If such U.S. securities exchange is closed for trading on such date, or if the Common Stock does not trade on such date, then the last sale price used shall be the one on the date the Common Stock last traded on such U.S. securities exchange.

(b) If such shares are publicly traded but are not listed on a U.S. securities exchange, then Fair Market Value shall be determined by reference to the trading price of a share of Common Stock on such date (or, if the applicable market is closed on such date, the last date on which the Common Stock was publicly traded), by a method consistently applied by the Committee.

(c) If such shares are not publicly traded, then the Committee’s determination will be based upon a good faith valuation of the Company’s Common Stock as of such date, which shall be based upon such factors as the Committee deems appropriate. The valuation shall be accomplished in a manner that complies with Code Section 409A and shall be consistently applied to Incentives under the Plan.

9.15. Definition of Grant Date.    For purposes of this Plan, the “Grant Date” of an Incentive shall be the date on which the Committee approved the award (or, if applicable, the date on which the Company’s Chief Executive Officer exercised discretionary authority ~~under this Plan or otherwise~~ granted by the Committee and approved the award) or, if later, the date on which (a) the participant is no longer able to negotiate the terms of the award and (b) it is expected that the key terms of the award will be communicated within a relatively short period of time.

9.16. Compliance with Code Section 409A.    The Plan and the agreement for each Incentive shall be interpreted and administered so as to be exempt from the requirements of Code Section 409A or to comply with such requirements. Notwithstanding the foregoing, Incentives may be awarded or amended in a manner that does not comply with Code Section 409A, but only if and to the extent that the Committee specifically provides in written resolutions that the Incentive or amendment is not intended to comply with Code Section 409A.

CREATIVE REALITIES, INC.

PROXY FOR SPECIAL MEETING OF SHAREHOLDERS
July 10, 2020
9:00 A.M. EDT

13100 Magisterial Drive, Suite 100
Louisville, KY 40223

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, a shareholder of Creative Realities, Inc., hereby appoints Richard Mills and Will Logan, and each of them, as proxies, with full power of substitution and re-substitution, to vote on behalf of the undersigned the number of shares which the undersigned is then entitled to vote at the annual meeting of shareholders of the company to be held at 13050 Magisterial Drive, Suite 102, Louisville, KY 40223, on July 10, 2020, at 9:00 A.M., and at any and all adjournments thereof.

PROPOSAL: The Board of Directors recommends a vote FOR the proposal.

1.      To amend the 2014 Stock Incentive Plan of the Company to increase the reserve of shares authorized for issuance thereunder to 6,000,000 shares, to remove the provision thereof limiting the number of stock options and stock appreciation rights that can be granted to plan participants during a single fiscal year, and to remove the provision allowing the Chief Executive Officer to issue discretionary incentive awards under the Plan without Committee approval.

☐ FOR ☐ AGAINST ☐ ABSTAIN

The undersigned hereby revokes all previous proxies relating to the shares covered hereby and acknowledges receipt of the Notice and Proxy Statement relating to the annual meeting of shareholders. When properly executed, this proxy will be voted on the proposal set forth herein as directed by the shareholder. The undersigned authorizes the proxies to vote in their discretion upon such other business as may properly come before the meeting.

Dated: ______________________
x
x

Instructions: Please sign exactly as name appears at left. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, or in some other fiduciary capacity, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer(s). If a partnership, please sign in partnership name by authorized person(s).